Nanobiotix – Stock-option Plan NANOBIOTIX 2025 STOCK OPTION PLAN

EUI-1215975066v1 SUMMARY Page -i- 1. PURPOSES OF THE PLAN ............................................................................................. 1 2. DEFINITIONS ................................................................................................................... 1 3. SHARES SUBJECT TO THE PLAN ................................................................................ 4 4. ADMINISTRATION OF THE PLAN............................................................................... 5 (a) Procedure ............................................................................................................... 5 (b) Powers of the Administrator .................................................................................. 5 (c) Effect of Administrator’s Decision ........................................................................ 6 5. LIMITATIONS .................................................................................................................. 6 6. TERM OF PLAN ............................................................................................................... 7 7. TERM OF OPTIONS ........................................................................................................ 7 8. OPTIONS EXERCISE PRICE AND CONSIDERATION ............................................... 7 (a) Subscription or purchase Price ............................................................................... 7 (b) Exercise Dates ........................................................................................................ 7 (c) Form of Consideration ........................................................................................... 7 9. EXERCISE OF OPTIONS ................................................................................................ 8 (a) Procedure for Exercise; Rights as a Shareholder ................................................... 8 (b) Termination of the Optionee’s Continuous Status as Beneficiary ......................... 9 (c) Disability of Optionee ............................................................................................ 9 (d) Death of Optionee .................................................................................................. 9 10. NON-TRANSFERABILITY OF OPTIONS ................................................................... 10 11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION.......... 10 (a) Changes in capitalization ..................................................................................... 10 (b) Dissolution or Liquidation ................................................................................... 10 (c) Change in Control ................................................................................................ 10 12. GRANT ............................................................................................................................ 11 13. AMENDMENT AND TERMINATION OF THE PLAN ............................................... 11 (a) Amendment and Termination .............................................................................. 11 (b) Shareholders’ approval ........................................................................................ 11 (c) Effect of amendment or termination .................................................................... 11 14. CONDITIONS UPON ISSUANCE OF SHARES .......................................................... 12

SUMMARY (continued) Page -ii- (a) Legal Compliance ................................................................................................ 12 15. LIABILITY OF COMPANY ........................................................................................... 12 16. SHAREHOLDERS’ APPROVAL................................................................................... 12 17. LAW, JURISDICTION ................................................................................................... 12 Exhibit – Stock Option Grant Agreement Part I – Notice of Stock option grant Part II – Terms and conditions Exercise notice

NANOBIOTIX 2025 STOCK OPTION PLAN 1. PURPOSES OF THE PLAN According to the authorization granted pursuant to the fortieth resolution of the combined shareholders’ general meeting of May 28, 2024, the executive board decided on February 18, 2025, in compliance with the provisions of articles L. 225-177 et. seq. of the French Commercial Code, to adopt the 2025 Stock Option plan of NANOBIOTIX, the terms and conditions of which are set out below. The purposes of the Plan are: - to attract and retain the best available personnel for positions of substantial responsibility - to provide additional incentive to Beneficiaries; and - to promote the success of the Company’s business. Options granted under the Plan to U.S. Beneficiaries are intended to be Incentive Stock Options or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an Option, and shall comply in all respects with US Applicable Laws in order that U.S. Beneficiaries may benefit from available tax advantages. 2. DEFINITIONS. (a) “Administrator” means the executive board of the Company which shall administer the Plan in accordance with Section 4 of the Plan. (b) “Affiliated Company” means a company which conforms with the criteria set forth in article L. 225-180 of the Commercial Code as follows: - companies of which at least ten per cent (10%) of the share capital or voting rights is held directly or indirectly by the Company; - companies which own directly or indirectly at least ten per cent (10%) of the share capital or voting rights of the Company; and - companies of which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company,

Nanobiotix – Stock-Option Plan 2 (c) “Beneficiary” means the president and the members of the executive board (président et membres du directoire) or, as the case may be, the president of the board of directors (président du conseil d’administration), the general manager (directeur général) and the deputy general managers (directeurs généraux délégués) of the Company as well as any individual employed by the Company or by any Affiliated Company under the terms and conditions of an employment contract, it being specified that a term of office of member of the supervisory board of the Company or director of an Affiliated Company (remunerated or not) shall not be deemed to constitute an employment relationship. (d) “Board” means the executive board (directoire) of the Company. (e) “Commercial Code” means the French Commercial Code. (f) “Company” means NANOBIOTIX S.A., a corporation organized under the laws of the Republic of France. (g) “Continuous Status as a Beneficiary” means as regards the president and the members of the executive board or, as the case may be, the president of the board of directors, the general manager, the deputy general manager(s), that the term of their office has not been terminated and, as regards an employee that the employment relationship between the Beneficiary and the Company or any Affiliated Company is not terminated. Continuous Status as a Beneficiary shall not be considered terminated in the case of (i) any leave of absence having received a prior approval from the Company or requiring no prior approval under U.S. laws, or (ii) transfers between locations of the Company or between the Company or any Affiliated Company or the contrary or also from an Affiliated Company to another Affiliated Company. Leaves of absence which must receive a prior approval from the Company for the non-termination of the Continuous Status as a Beneficiary shall include leaves of more than three (3) months for illnesses or conditions about which the employee has advance knowledge, military leave, or any other personal leave. For purposes of U.S. Beneficiaries and Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute contract or Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by a U.S. Beneficiary shall cease to be treated as an Incentive Stock Option and shall be treated for U.S. tax purposes as a Non-Statutory Stock Option. (h) “Date of Grant” means the date of the decision of the Board to grant the Options. (i) “Disability” means a disability declared further to a medical examination provided for in article L. 4624-1 of the French Labour Code or pursuant to any similar provision applicable to a foreign Affiliated Company. (j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. (k) “Fair Market Value” means the value for one Share as determined in good faith by the Administrator, according to the following provisions, as provided in the Shareholder Authorizations:

Nanobiotix – Stock-Option Plan 3 (i) the Board may determine the subscription or purchase price of a share in compliance with the provisions of the law. However, the purchase or subscription price shall in no case be less than ninety-five per cent (95%) of the average share price over the last twenty trading days on the regulated market of Euronext in Paris preceding the date of the Board’s decision to grant the Options, (ii) for US Beneficiaries, the subscription or purchase price shall not be less than the fair market value of the Shares on the Date of Grant, determined as follows (a) if the Shares are listed or quoted for trading on an exchange, the value will be deemed to be the closing or last offer price, as applicable, of the Shares on the principal exchange upon which such securities are traded or quoted on such date, provided, if such date is not a trading day, on the last market trading day prior to such date; and (b) if the Shares are not listed or quoted for trading on an exchange, the fair market value of the Shares as determined by the Board, consistent with the requirements of Sections 422 with respect to Incentive Stock Options, and 409A of the US Code with respect to Options not intended to be Incentive Stock Options, it being specified that, when an Option entitles the holder to purchase shares previously repurchased by the Company, the exercise price, notwithstanding the above provisions and in accordance with applicable law, may not be less than 80% of the average purchase price paid of the treasury shares held by the Company. This price settled for the subscription or purchase of Shares shall not be modified during the period in which the Option may be exercised. However, if the Company makes one of the operations mentioned in article L. 225-181 of the French Commercial Code, it must take all necessary measures to protect Optionee’s interests in the conditions provided for by article L 228-99 of the French Commercial Code. In case of issuance of securities granting the common stock access, as well as in case of Company’s merger or scission, the Board may decide, for a limited period of time, to suspend the exercisability of the Options. (l) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the US Code and the regulations promulgated thereunder. (m) “Non-Statutory Stock Option” means an Option which does not qualify as an Incentive Stock Option. (n) “Notice of Grant” means a written notice evidencing the main terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement. (o) “Option” means an option to purchase or subscribe Shares granted pursuant to the Plan. (p) “Optionee” means a Beneficiary who holds at least one outstanding Option. (q) “Option Agreement” means a written agreement entered into between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

Nanobiotix – Stock-Option Plan 4 (r) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with different exercise conditions. (s) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the US Code. (t) “Plan” means the 2025 Stock Option Plan as adopted by the Board on February 18, 2025. (u) “Share” means a share of common stock (action ordinaire) of the Company (v) “Shareholders Authorizations” means the authorizations given by the shareholders of the Company in the combined general meeting held on May 28, 2024, pursuant to the fortieth resolution, as increased or amended from time to time by a further general meeting of the shareholders permitting the Board to grant Stock Options. (w) “Share Capital” means the issued and paid up capital of the Company. (x) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the US Code. (y) “US Applicable Laws” means for the US the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the US Code in force in the United States of America. (z) “U.S. Beneficiary” means a Beneficiary of the Company or an Affiliated Company residing in the United States or otherwise subject to United States’ laws, regulations or taxation. (aa) “US Code” means the United States Internal Revenue Code of 1986, as amended. (bb) “U.S. Optionee” means an Optionee residing in the United States or otherwise subject to United States’ laws, regulations or taxation. 3. SHARES SUBJECT TO THE PLAN Subject to the provisions of Section 11 of the Plan and pursuant to the Shareholder Authorizations, the maximum aggregate number of Shares which may be optioned and issued under the Plan is equal to 1,300,000. Subject to the foregoing, for “Incentive Stock Options”, the maximum number of Shares which may be optioned and issued is equal to 1,300,000. The Shares optioned and issued under the Plan may be newly issued Shares, treasury Shares or Shares purchased on the open market. Should the Option expire or become unexercisable for any reason without having been exercised in full, the unsubscribed Shares which were subject thereto shall, unless the Plan shall have been terminated, become available again for future grant under the Plan.

Nanobiotix – Stock-Option Plan 5 4. ADMINISTRATION OF THE PLAN (a) Procedure The Plan shall be administered by the Administrator. (b) Powers of the Administrator. Subject to the provisions of the Commercial Code, the Shareholders Authorizations, the Plan, and the US Applicable Laws, the Administrator shall have the authority, in its discretion: (i) to determine the Fair Market Value of the Shares, in accordance with Section 2(k) of the Plan; (ii) to determine the Beneficiaries to whom Options may be granted hereunder; (iii) to select the Beneficiaries and determine whether and to what extent Options are granted hereunder; (iv) to approve or amend forms of agreement for use under the Plan; (v) to determine the terms and conditions of any Options granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine with the exception of the exercise price; it being specified that the Administrator’s discretion remains subject to the rules and limitations set forth in this Plan and in the Commercial Code; (vi) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (viii) to modify or amend each Option (subject to the provisions of Section 13(c) of the Plan), including the discretionary authority to extend the post- termination exercise period of Options after the termination of the employment agreement or the end of the term of office, longer than is otherwise provided for in the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

Nanobiotix – Stock-Option Plan 6 (x) to implement an Option Exchange Program; (xi) to determine the terms and restrictions applicable to Options; and (xii) to make all other determinations deemed necessary or appropriate for administering the Plan. (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees. 5. LIMITATIONS (a) In the case of U.S. Beneficiaries, each Option shall be designated in the Notice of Grant either as an “Incentive Stock Option” or as a “Non-Statutory Stock Option”. Incentive Stock Options may only be granted to Beneficiaries of the Company or a Subsidiary who meet the definition of “employees” under Section 3401(c) of the US Code. Nevertheless, the aggregate Fair Market Value of the Shares covered by Incentive Stock Options granted under the Plan or any other stock option program of the Company (or any Parent or subsidiary of the Company) that become exercisable for the first time in any calendar year shall not exceed U.S. $100,000: to the extent the aggregate Fair Market Value of such Shares exceeds U.S. $100,000, the Options covering those Shares the Fair Market Values of which causes the aggregate Fair Market Value of all such Shares to be in excess of U.S. $100,000 shall be treated as Non-Statutory Options. Incentive Stock Options shall be taken into account in the order in which they were granted, and the aggregate Fair Market Value of the Shares shall be determined as of the Date of the Grant. (b) The Options are governed by articles L. 225-177 and following of the Commercial Code. They are not part of the employment agreement or of the office which has allowed the Optionee to be granted the Option. Neither do they constitute an element of the Optionee’s remuneration. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment or his term of office with the Company or any Affiliated Company, nor shall they interfere in any way with the Optionee’s right or the Company’s or Affiliated Company’s right, as the case may be, to terminate such employment or such term of office at any time, with or without cause. (c) Other than as expressly provided hereunder, no member of the supervisory board of the Company or of the board of directors (in the event of change of management formula of the Company) or of an equivalent management body of an Affiliated Company shall be as such eligible to receive Options under the Plan.

Nanobiotix – Stock-Option Plan 7 6. TERM OF PLAN The Plan shall be effective and Options may be granted as of February 18, 2025, date of its adoption by the Board. Options may be granted hereunder until July 28, 2027. It shall continue in effect until the date of termination of the last Option in force, unless terminated earlier under Section 13 of the Plan. 7. TERM OF OPTIONS The term of each Option shall be stated in the Notice of Grant as ten (10) years from the Date of Grant, in accordance with the Shareholders Authorizations or, in case of death or Disability of the Optionee during such 10-year period, six (6) months from the death or Disability of the Optionee in accordance with French law, it being however specified, for the avoidance of doubt, that no Option granted to any U.S. Optionee shall be exercised after the 10th anniversary of the Date of Grant. 8. OPTIONS EXERCISE PRICE AND CONSIDERATION (a) Subscription or purchase Price The per Share subscription or purchase price for the Shares to be issued or sold pursuant to exercise of an Option shall be determined by the Administrator on the basis of the Fair Market Value. (i) In the case of an “Incentive Stock Option” granted to a U.S. Beneficiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary of the Company and, to the extent such Beneficiary is permitted by the Commercial Code to receive Option grants, (x) the per Share subscription or purchase price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant as defined in Section 2(k)(ii) and (y) the date of termination of the Option shall not exceed 5 years; (ii) In the case of a “Non-Statutory Stock Option” or “Incentive Stock Option”, not covered by Section 8(a)(i) above, granted to any U.S. Beneficiary, the per Share subscription or purchase price shall be no less than 100% of the Fair Market Value per Share on the Date of Grant as defined in Section 2(k)(ii). (b) Exercise Dates At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period in the Company or an Affiliated Company.

Nanobiotix – Stock-Option Plan 8 (c) Form of Consideration The consideration to be paid for the Shares to be issued or purchased upon exercise of Options, including the method of payment, shall be determined by the Administrator. Such consideration shall consist entirely of an amount in Euro corresponding to the exercise price which shall be paid by wire transfer. Where the exercise of an Option would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and the Optionee provides the Company with either the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company. 9. EXERCISE OF OPTIONS (a) Procedure for Exercise; Rights as a Shareholder Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the provisions of the Option Agreement) together with a share subscription or purchase form (bulletin de souscription ou d’achat) duly executed by the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Where the exercise of an Option would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and the Optionee provides the Company with either the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company. Upon exercise of an Option, the Shares issued or sold to the Optionee shall be assimilated with all other Shares of the Company of the same class and shall be entitled to dividends once the Shares are issued for the fiscal year during which the Option is exercised.

Nanobiotix – Stock-Option Plan 9 In the event that a Beneficiary infringes one of the above mentioned commitments, such Beneficiary shall be liable for any consequences resulting from such infringement for the Company and undertakes to indemnify the Company in respect of all amounts payable by the Company in connection with such infringement. Granting of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan, by the number of Shares as to which the Option may be exercised. (b) Termination of the Optionee’s Continuous Status as Beneficiary Upon termination of an Optionee’s Continuous Status as a Beneficiary, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Options, but only within such period of time as is specified in the Notice of Grant, and only for the part of the Options that the Optionee was entitled to exercise at the date of termination (but in no event later than the expiration of the term of such Options as set forth in the Notice of Grant). Unless a longer period is specified in the Notice of Grant or otherwise resolved by the Board, an Option shall remain exercisable for six (6) months following the Optionee’s termination of Continuous Status as a Beneficiary. In the case of an “Incentive Stock Option”, such a period cannot exceed three (3) months following the Optionee’s termination of Continuous Status as a Beneficiary. If, at the date of termination, the Optionee is not entitled to exercise all his or her Options, the Shares covered by the unexercisable portion of Options shall revert to the Plan. If, after termination, the Optionee does not exercise all of his or her Options within the time specified by the Administrator, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan. (c) Disability of Optionee In the event that an Optionee’s Continuous Status as a Beneficiary terminates as a result of the Optionee’s Disability, unless otherwise resolved by the Board, the Optionee may exercise his or her Options at any time within six (6) months from the date of such termination, but only to the extent these Options are exercisable at the time of termination (but in no event later than the expiration of the term of such Options as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise all of his or her Options, the Shares covered by the unexercised portion of Options shall revert to the Plan. If, after termination, the Optionee does not exercise all of his or her Options within the time specified herein, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan.

Nanobiotix – Stock-Option Plan 10 (d) Death of Optionee In the event of the death of an Optionee during the term of the Options, unless otherwise resolved by the Board, the Options may be exercised at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent these Options are exercisable at the time of death. If, at the time of death, the Optionee was not entitled to exercise all of his or her Options, the Shares covered by the unexercised portion of Options shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Options by bequest or inheritance does not exercise the Options within the time specified herein, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan. 10. NON-TRANSFERABILITY OF OPTIONS An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. 11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION (a) Changes in capitalization In the event of the carrying out by the Company of any of the financial operations pursuant to article L. 225-181 of the Commercial Code as follows: - amortization or reduction of the share capital, - amendment of the allocation of profits, - distribution of free shares, - capitalization of reserves, profits, issuance premiums, - the issuance of shares or securities giving right to shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to the shareholders; the Company shall take the required measures to protect the interest of the Optionees in the conditions set forth in article L. 228-99 of the Commercial Code. (b) Dissolution or Liquidation In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date determined by the Administrator and give each Optionee the right to exercise his or her Options as to Shares for which the Options would not otherwise be exercisable.

Nanobiotix – Stock-Option Plan 11 (c) Change in Control No later than immediately prior to the completion of the relevant Liquidity Event (as defined below): - in the event of a merger of the Company into another corporation or of the sale by one or several shareholders, acting alone or in concert, of the Company to one or several third parties of a number of Shares resulting in a transfer of more than fifty per cent (50%) of the Shares of the Company to said third parties (a “Liquidity Event”), the Optionee’s right to exercise the Options will be accelerated so that the Optionee may exercise all of them with effect immediately prior to the completion of the relevant Liquidity Event; - the Options that may be exercised shall have to be exercised no later than immediately prior to the completion of the relevant Liquidity Event, it being specified that the Company shall inform the Optionee of any proposed Liquidity Event at least 15 days prior to the completion thereof; and - any Options not exercised for any reason on or prior to the date of completion of a Liquidity Event will automatically lapse. ********* For Incentive Stock Options, all assumptions, substitutions and adjustments shall be determined in accordance with Sections 422 and 424 of the US Code and the regulations promogated thereunder and for Non Statutory Options for US Beneficiaries in accordance with the Section 424 of the US Code. 12. GRANT 12.1 The Date of Grant of an Option shall be, for all purposes, the date on which the Administrator decides to grant such Option. A notice of grant shall be provided to each Optionee within a reasonable time after the Date of Grant. 12.2 In the event of any tax liability arising on account of the grant of the Options, the liability to pay such taxes shall be that of the Beneficiary alone. 12.3 U.S. section 83(b) election. The Company does not provide any tax, legal or financial advice or recommendations in connection with the Beneficiary’s participation in the 2025 Stock Option Plan or the acquisition or sale by the Beneficiary of the shares of the Company resulting from the exercise of the Option granted. The Beneficiary should consult his or her own tax, legal or financial advisor regarding participation in the 2025 Stock Option Plan before making any decision with respect to such plan. More specifically, US tax resident Beneficiaries should consult their own tax advisors to determine whether or not he/she is eligible to file a “section 83(b) election” with the Internal Revenue Service within 30 (thirty) days of the date of grant of the Option allocated to him/her as this term is defined by US applicable law.

Nanobiotix – Stock-Option Plan 12 The Beneficiary shall enter into such agreements of indemnity and execute any and all documents as the Company may specify for this purpose, if so required at the Date of Grant and at any other time at the discretion of the Company, on such terms and conditions as the Company may think fit, for recovery of the tax due, from the Beneficiary. 13. AMENDMENT AND TERMINATION OF THE PLAN (a) Amendment and Termination The Administrator may at any time amend, alter, suspend or terminate the Plan. (b) Shareholders’ approval The Company shall obtain shareholders’ approval of any Plan amendment to the extent necessary and desirable to comply with US Applicable Laws (including the requirements of any exchange or quotation system on which Shares may then be listed or quoted). Such shareholders’ approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation. (c) Effect of amendment or termination No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. 14. CONDITIONS UPON ISSUANCE OF SHARES (a) Legal Compliance Shares held by a US Beneficiary shall not be sold or issued pursuant to the exercise of an Option unless the exercise of such Option, and the issuance or sale and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Commercial Code, the “Securities Act” of 1933, as amended, the “Exchange Act”, the rules and regulations promulgated thereunder, US Applicable Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. (b) Investment Representations As a condition to the exercise of an Option by a US Beneficiary, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being subscribed or purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. 15. LIABILITY OF COMPANY 15.1 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by any counsel to the Company to be necessary to the

Nanobiotix – Stock-Option Plan 13 lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. 15.2 The Company and its Affiliated Companies may not be held responsible in any way if the Beneficiary for any reason not attributable to the Company or its Affiliated Companies was not able to exercise the Options or acquire the Shares. 16. LAW, JURISDICTION This Plan shall be governed by and construed in accordance with the laws of France. The relevant court of the registered office of the Company shall be exclusively competent to determine any claim or dispute arising in connection herewith. The grant of Options under this Plan shall entitle the Company to require the Beneficiary to comply with such requirements of law as may be necessary in the Options of the Company from time to time. * * * *